Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-8 No. 333-234367) pertaining to the Cabaletta Bio, Inc. 2018 Stock Option and Incentive Plan, the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan, and the Cabaletta Bio, Inc. 2019 Employee Stock Purchase Plan,

(2) Registration Statement (Form S-8 No. 333-237484) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan and the Cabaletta Bio, Inc. 2019 Employee Stock Purchase Plan,

(3) Registration Statement (Form S-3 No. 333-250006) of Cabaletta Bio, Inc., and

(4) Registration Statement (Form S-8 No. 333-254342) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan and the Cabaletta Bio, Inc. 2019 Employee Stock Purchase Plan

of our report dated March 17, 2022, with respect to the financial statements of Cabaletta Bio, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 17, 2022